As filed with the Securities and Exchange Commission on December 11, 2017

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Luther Burbank Corporation

(Exact name of registrant as specified in its charter)

California	520 Third Street, Fourth Floor Santa Rosa, California 95401	68-0270948
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices including zip code)	(I.R.S. Employer Identification Number)

Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (Full title of the plan)

Laura Tarantino

Chief Financial Officer

Luther Burbank Corporation

520 Third Street, Fourth Floor

Santa Rosa, California 95401

(844) 446-8201

(Name and Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock , no par value per share	4,095,544	$10.75	$44,027,098	$5481.38

(1)            This Registration Statement on Form S-8 (this “Registration Statement”) covers up to 3,360,000 shares of Common Stock of Luther Burbank Corporation, no par value per share (the “Common Stock”), that may be offered in connection with the Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (“2017 Plan”) and an additional 735,544 shares that are offered under the 2017 Plan to replace outstanding phantom shares that were cancelled under the Luther Burbank Corporation and Subsidiaries Phantom Stock Plan.

(2)            Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the 2017 Plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)            Estimated solely for the purpose of calculating the amount of the registration free pursuant to Rule 457(c) and 457(h) under the Securities Act.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Luther Burbank Corporation, a California corporation (“LBC” or the “Registrant”), relates to up to 3,360,000 shares of Common Stock of LBC, with no par value (the “Common Stock”), that may be offered in connection with the Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (the “2017 Plan”) and an additional 735,544 shares of Common Stock that are offered under the 2017 Plan to replace outstanding phantom shares that were cancelled under the Luther Burbank Corporation and Subsidiaries Phantom Stock Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                                                                         Incorporation of Documents by Reference.

The following documents previously filed by LBC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(1)               LBC’s final prospectus dated December 7, 2017 and filed with the Commission on December 8, 2017 pursuant to Rule 424(b)(4) under the Securities Act in connection with LBC’s public offering Registration Statement S-1 (File No. 221455) (the “Form S-1”); and

(2)               The description of the Common Stock set forth in LBC’s Registration Form 8-A filed with the Commission on December 5, 2017 and any amendments, reports or other filings filed with the Commission for the purpose of updating that description.

(3)               LBC’s other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents listed in the first item above.

All documents subsequently filed by LBC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents (other than information therein that is furnished and not deemed filed with the Commission).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                                                                         Description of Securities.

Not applicable.

Item 5.                                                                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                                                                         Indemnification of Directors and Officers.

LBC is incorporated under the laws of the State of California.  Section 317 of the California General Corporation Law provides that a California corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.  Section 317 of the California General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the General Corporation Law.

Section 204(a)(10) of the California General Corporation Law permits a corporation to provide in its articles of incorporation, and our articles of incorporation provide, that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                                          Breach of director’s duty of loyalty to the corporation or its shareholders;

•                                          Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                                          Unlawful payment of dividends or redemption of shares; or

•                                          Transaction from which the director derives an improper personal benefit.

Our articles of incorporation authorize us to, and our bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the California General Corporation Law and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act and otherwise.

We are also party to indemnification agreements with each of our directors and executive officers pursuant to which we broadly agree to indemnify, to the extent permitted by law, such officers and directors in the event that they become subject to any judicial, administrative or other proceeding as a result of their service as an officer, director, and subject to any costs or expenses of settlement or judgment, in the event that a majority of the disinterested directors determines that such director or officer was acting in good faith, within the scope of their authority as they reasonably could have perceived it under the circumstances, and for a purpose they could reasonably believe to be in the best interests of the Bank and its shareholders.  We also agree to advance expenses incurred in connection with any such action.

Item 7.                                                                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                                                                         Exhibits.

Exhibit Number	Description

4.1	Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (1)
5.1	Opinion of Buckley Sandler LLP
23.1	Consent of Buckley Sandler LLP, included in Exhibit 5.1
23.2	Consent of Crowe Horwath LLP
24.1	Power of Attorney (included on Signature Page)

(1)                                 Incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (No. 333-221455) filed on November 9, 2017.

Item 9.                                                                                                         Undertakings.

a)             The undersigned Registrant hereby undertakes:

1.        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I)                       include any prospectus required by Section 10(a)(3) of the Securities Action of 1933:

(II)                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low to high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(III)             to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

2.        that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof; and

3.        to remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

b)             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Rosa, California, on December 11, 2017.

LUTHER BURBANK CORPORATION

By:	/s/ Laura Tarantino
Laura Tarantino
Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant hereby severally constitute and appoint John G. Biggs and Laura Tarantino, or either of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which either of them may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John G. Biggs and Laura Tarantino, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John G. Biggs	President, Chief Executive Officer and Director (Principal Executive Officer)	December 11, 2017
John G. Biggs

/s/ John C. Erickson	Director	December 11, 2017
John C. Erickson

/s/ Jack Krouskup	Director	December 11, 2017
Jack Krouskup

/s/ Anita Gentle Newcomb	Director	December 11, 2017
Anita Gentle Newcomb

/s/ Bradley M. Shuster	Director	December 11, 2017
Bradley M. Shuster

/s/ Victor S. Trione	Chairman of the Board of Directors	December 11, 2017
Victor S. Trione

/s/ Thomas C. Wajnert	Director	December 11, 2017
Thomas C. Wajnert

/s/ Laura Tarantino	Executive Vice President and	December 11, 2017
Laura Tarantino	Chief Financial Officer of the Company
(Principal Financial and Accounting Officer)